RELIASTAR
LIFE INSURANCE COMPANY	Minimum Guaranteed
OF NEW YORK	Withdrawal Benefit Rider
A Stock Company	With Automatic Reset
(HEREINAFTER CALLED WE, US AND OUR)

The Contract to which this Minimum Guaranteed Withdrawal Benefit Rider With Automatic Reset (this
“Rider”) is attached is hereby modified by the provisions of this Rider. The Rider's provisions shall control when there is a conflict between this Rider and the Contract. Any capitalized terms not defined in this Rider shall have the meaning given to them in the Contract.

This Rider permits withdrawals up to a specified amount annually under the Contract that are guaranteed until the death of the last Active Spouse (as defined below) and may provide for guaranteed payments in the event the Contract’s Accumulation Value is reduced to zero, subject to the Rider’s terms, conditions and limitations. Benefits provided and charges assessed under the terms and conditions of this Rider are described below. This Rider will remain in effect until terminated under the conditions described below.

IMPORTANT TERMS

An Active Spouse is the person/people upon whose life and age Rider benefits are determined. On the
Rider Date, there must be two Active Spouses who are married to each other and are either joint Owners or one Active Spouse is an Owner and the other is the sole primary Beneficiary. The Annuitant must be an Active Spouse. In order for an Active Spouse to maintain status as an Active Spouse, all of the following conditions must be met:

(1)	The person must be alive;
(2)	The person must be either an Owner or the sole primary Beneficiary on the Rider Date;
(3)	If the person is an Owner and is removed from being an Owner, the person must immediately become the sole primary Beneficiary; and
(4)	If the person is the sole primary Beneficiary and is removed from such designation, the person must immediately be named as an Owner.

Once a person loses status as an Active Spouse, the person may not regain status as an Active Spouse.
No person can become an Active Spouse after the Rider Date. The Owner, in the case of single ownership, may request that an Active Spouse no longer be deemed an Active Spouse by providing us notice at our Customer Service Center in a form satisfactory to us. In the case of custodial ownership, the custodial Beneficiary will be deemed to be the sole primary Beneficiary for purposes of this Rider. The beneficial Owner of a custodial Contract must be the annuitant and be married to the custodial
Beneficiary. As used in this definition, “married” has the meaning given to it under federal law.

The Contract means the Contract to which this Rider is attached.

The term Credit is defined in the Contract or its Riders and Endorsements. If not defined in the
Contract or its Riders and Endorsements, the Credit shall be zero.

An Excess Withdrawal is an amount equal to the excess of the total Partial Withdrawals in any
Contract Year over the then current MAW.

The Growth Phase is the period of time beginning on the Rider Date and ending on the last Business
Day immediately preceding the beginning of the Withdrawal Phase.

Investment Advisory Fees are fees or charges paid to a registered investment advisor for advice provided on the selection and ongoing distribution of Accumulation Value among the funds underlying this Contract.

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The Maximum Annual Withdrawal or MAW is the maximum Accumulation Value that can be withdrawn from the Contract in any Contract Year without reducing the Rider benefit guarantees in future Contract Years.

The MGWB Base is a value used only for the purpose of calculating the charge for this Rider and the
MAW.

The MGWB Charge is a percentage of the MGWB Base as of the last Business Day immediately prior to the date the MGWB Charge is deducted. The percentage is shown in the Contract Schedule.

MGWB Periodic Payments are payments that occur once the Rider enters Automatic Periodic Benefit
Status or Lifetime Automatic Periodic Benefit Status, as applicable.

The Rider Date is the date this Rider becomes effective. The Rider Date is the same as the Contract
Date unless a different Rider Date is shown in the Contract Schedule.

The Withdrawal Phase begins as of the date of the first Partial Withdrawal occurring after the Rider
Date, other than withdrawals requested by the Owner for the payment of Investment Advisory Fees. No
Additional Premiums are allowed under the Contract during the Withdrawal Phase. We may, however, at our sole discretion, waive this limitation. Any such waiver will apply to all issues of this Rider on a nondiscriminatory basis.

INVESTMENT OPTION CLASSIFICATIONS

Accepted Funds, applicable to this Rider and existing on the Rider Date, are defined in the Contract
Schedule. We may classify newly available investment options as Accepted Funds. We may reclassify an existing investment option as an Accepted Fund or remove such designation upon prior notice to you.
Such reclassification will apply to amounts transferred or otherwise added to such investment option(s)
after the date of change.

Non-Accepted Funds, applicable to this Rider, are all investment options designated as Fixed
Allocation Funds or Other Funds.

Fixed Allocation Funds, applicable to this Rider and existing on the Rider Date, are defined in the
Contract Schedule. We may classify newly available investment options as Fixed Allocation Funds. We may reclassify an existing investment option as a Fixed Allocation Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

Other Funds, applicable to this Rider, are any investment options not designated as Accepted Funds or
Fixed Allocation Funds. We may classify newly available investment options as Other Funds. We may reclassify an existing investment option as an Other Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change. As discussed below in the “MGWB Rebalancing” section, Other Funds are subject to restrictions as to amounts which may be invested or transferred into such Divisions.

GROWTH PHASE

MGWB Base Calculation
If this Rider is effective as of the Contract Date, the initial MGWB Base is the Initial Premium, excluding any Credits, if applicable. If this Rider is added to the Contract after the Contract Date, the initial
MGWB Base is equal to the Accumulation Value on the Rider Date, excluding any Credits applied within the prior 36 months, if applicable. Thereafter, during the Growth Phase, the MGWB Base is calculated as follows:

(1)	On the Ratchet Date that is also the first Contract Anniversary following one complete Contract Year after the Rider Date and is also at least one complete Contract Year following the 65th

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birthday of the youngest Active Spouse (or if there is only one Active Spouse, following that spouse’s 65th birthday) and on each Ratchet Date that is also a Contract Anniversary for either the 4 complete Contract Years thereafter or until the Growth Phase ends, if sooner, the MGWB Base equals the greatest of:

A.	The MGWB Base on the prior Contract Anniversary multiplied by the MGWB Base Step- up Factor shown in the Contract Schedule, plus any Premiums paid, excluding any Credits thereon if applicable, minus any Partial Withdrawals requested for the payment of Investment Advisory Fees, during the Contract Year then ending;
B.	The current MGWB Base plus any Premiums paid, excluding any Credits thereon if applicable, minus any Partial Withdrawals requested for the payment of Investment Advisory Fees on that Ratchet Date; or
C.	The current Accumulation Value, excluding any Credits applied within the prior 36 months, if applicable.

For the purpose of the first calculation under this paragraph (1), if the Rider Date is the same as the Contract Date, the initial MGWB Base will be deemed to be the MGWB Base on the prior
Contract Anniversary.

(2)	On any Ratchet Date other than as specified in (1) above, the MGWB Base equals the greater of:
	A.	The current MGWB Base plus any Premiums paid, excluding any Credits thereon if applicable, minus any Partial Withdrawals requested for the payment of Investment Advisory Fees on that Ratchet Date; or
	B.	The current Accumulation Value excluding any Credits applied within the prior 36 months, if applicable.
(3)	On any other date, the MGWB Base equals:
	A.	The MGWB Base on the previous Ratchet Date; plus
	B.	Premiums paid, excluding any Credits thereon if applicable, since the previous Ratchet Date; minus
	C.	Any Partial Withdrawals requested for the payment of Investment Advisory Fees.
For the purpose of MGWB Base calculations on and prior to the first Ratchet Date, the Rider Date will be deemed to be the previous Ratchet Date.

Ratchet Dates are defined in the Contract Schedule.

WITHDRAWAL PHASE

During the Withdrawal Phase, the Rider may be in Guaranteed Withdrawal Status, Lifetime Guaranteed
Withdrawal Status, Automatic Periodic Benefit Status or Lifetime Automatic Periodic Benefit Status.
The guarantees provided under this Rider are dependent on the status, as described below.

Guaranteed Withdrawal Status
This Rider enters Guaranteed Withdrawal Status on the date of the first Partial Withdrawal taken after the Rider Date but before the quarterly Contract Anniversary following the 65th birthday of the youngest
Active Spouse (or if there is only one Active Spouse, following that spouse’s 65th birthday). The Rider will remain in Guaranteed Withdrawal Status until the earlier of:

(1)	The date the Contract is surrendered or otherwise terminated, at which time this Rider will also terminate;
(2)	No Active Spouse remains, at which time the Rider will terminate and no further Rider benefits will be payable;
(3)	The Annuity Commencement Date, at which time you must choose one of the Annuity Options set forth in the Contract under which to begin receiving any Accumulation Value remaining;
(4)	The date the MGWB Base is reduced to zero at which time the Rider will terminate and no further Rider benefits will be payable;
(5)	The date the Accumulation Value is reduced to zero (other than by an Excess Withdrawal), at which time the Rider will be placed in Automatic Periodic Benefit Status provided (3) above does not also apply;
(6)	The date the Accumulation Value is reduced to zero by an Excess Withdrawal, at which time the Rider will terminate and no further Rider benefits will be payable; and

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(7)	The quarterly Contract Anniversary on or following the date of the youngest Active Spouse’s 65th birthday (or, if there is only one Active Spouse, the quarterly Contract Anniversary on or following that spouse’s 65th birthday) at which time the Rider status will change to Lifetime Guaranteed Withdrawal Status; provided, however, that the Owner has not rejected this change in status as described in the “Right to Continue Guaranteed Withdrawal Status” section below.

MGWB Base Calculation On the day the Rider is placed in Guaranteed Withdrawal Status, the MGWB Base is set equal to the greater of (1) or (2) where:

(1)	Is the Accumulation Value on the last day of the Growth Phase, excluding any Credits applied within the prior 36 months, if applicable; and
(2)	Is the MGWB Base on the last day of the Growth Phase.

Thereafter, while the Rider remains in Guaranteed Withdrawal Status, Partial Withdrawals in any
Contract Year not exceeding the MAW will reduce the MGWB Base dollar for dollar. Any applicable
Surrender Charges and recaptures of Credit will not be included in the total amount of the Partial
Withdrawal that will reduce the MGWB Base dollar for dollar. Any Excess Withdrawals will reduce the
MGWB Base as described in the “Excess Withdrawals” section below.

Maximum Annual Withdrawal Calculation
On the day the Rider is placed in Guaranteed Withdrawal Status, the initial MAW is set equal to (1)
multiplied by (2) where:

(1)	Is the applicable MAW Percentage, as shown in the Contract Schedule, based on the age of the youngest Active Spouse, or if there is only one Active Spouse, on that spouse’s age; and
(2)	Is the MGWB Base.

Thereafter, while the Rider remains in Guaranteed Withdrawal Status, Partial Withdrawals in any
Contract Year not exceeding the MAW will not impact the MAW. Any Excess Withdrawals will reduce the MAW as described in the “Excess Withdrawals” section below. However, while in Guaranteed
Withdrawal Status, the MAW will never be reduced to less than $100.

Annuity Commencement Date
If this Rider is in Guaranteed Withdrawal Status on the Annuity Commencement Date, you must choose one of the Annuity Options set forth in the Contract to receive any Accumulation Value remaining and this Rider will terminate.

Right to Continue Guaranteed Withdrawal Status
If this Rider is in Guaranteed Withdrawal Status as of the quarterly Contract Anniversary on or following the date of the youngest Active Spouse’s 65th birthday (or, if there is only one Active Spouse, as of the quarterly Contract Anniversary on or following that spouse’s 65th birthday) we will recalculate the
MGWB Base and MAW and place the Rider in Lifetime Guaranteed Withdrawal Status as described in the “Lifetime Guaranteed Withdrawal Status” section. At this time, we may, at our discretion increase the MGWB Charge to equal the charge then in effect for new riders issued. However, the MGWB Charge will never exceed the Maximum MGWB Charge shown in the Contract Schedule. We also guarantee that the MGWB Charge will not increase during the Reset Charge Lock Period shown in the Contract
Schedule. We will provide you not less than 30-days notice of this recalculation as well as the impact of the status change and inform you of your options. You may elect to decline the change in status and continue the Rider in Guaranteed Withdrawal Status by advising us in writing prior to the end of the 30-
day notice period. If you reject this status change, the Rider will continue in Guaranteed Withdrawal
Status until the MGWB Base is reduced to zero, at which time the Rider will terminate and no further
Rider benefits will be payable.

Lifetime Guaranteed Withdrawal Status
Subject to the “Right to Continue Guaranteed Withdrawal Status” section above, this Rider will enter
Lifetime Guaranteed Withdrawal Status on the later of the first day of the Withdrawal Phase or the quarterly Contract Anniversary on or following the 65th birthday of the youngest Active Spouse (or if

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there is only one Active Spouse, on or following that spouse’s 65th birthday). The Rider will maintain Lifetime Guaranteed Withdrawal Status until the earlier of:

(1)	The date the Contract is surrendered or otherwise terminated, at which time this Rider will also terminate;
(2)	No Active Spouse remains, at which time the Rider will terminate and no further Rider benefits will be payable;
(3)	The Annuity Commencement Date, at which time you must choose one of the Annuity Options set forth in the Contract under which to begin receiving the Annuity Payments or elect the Lifetime Income Annuity Option (as defined below) in lieu of any other Annuity Options available under the Contract;
(4)	The date the Accumulation Value is reduced to zero by an Excess Withdrawal, at which time the Rider will terminate and no further Rider benefits will be payable; and
(5)	The date the Accumulation Value is reduced to zero (other than by an Excess Withdrawal), at which time the Rider will be placed in Lifetime Automatic Periodic Benefit Status.

MGWB Base Calculation
If immediately preceded by Guaranteed Withdrawal Status, on the day the Rider is placed in Lifetime
Guaranteed Withdrawal Status, the MGWB Base is set equal to the greater of (1) or (2) where:

(1)	Is the current Accumulation Value, excluding any Credits applied within the prior 36 months, if applicable; and
(2)	Is the current MGWB Base.

If immediately preceded by the Growth Phase, on the day the Rider is placed in Lifetime Guaranteed Withdrawal Status, the MGWB Base is set equal to the greater of (1) or (2) where:

(1)	Is the Accumulation Value on the last day of the Growth Phase, excluding any Credits applied within the prior 36 months, if applicable; and
(2)	Is the MGWB Base on the last day of the Growth Phase.

Thereafter, while the Rider remains in Lifetime Guaranteed Withdrawal Status, the MGWB Base will be recalculated at the time of any Excess Withdrawal or reset as described in the “Excess Withdrawals” and
“MGWB Reset” sections below.

Maximum Annual Withdrawal Calculation
If immediately preceded by Guaranteed Withdrawal Status, on the day the Rider is placed in Lifetime
Guaranteed Withdrawal Status we will recalculate the MAW and set it equal to (1) multiplied by (2)
where:

(1)	Is the applicable MAW Percentage, as shown in the Contract Schedule, based on the age of the youngest Active Spouse (or, if there is only one Active Spouse, based on that spouse’s age) as of the date of the first Partial Withdrawal taken after the Rider Date; and
(2)	Is the MGWB Base.

If immediately preceded by the Growth Phase, on the day the Rider is placed in Lifetime Guaranteed Withdrawal Status, the initial MAW is set equal to (1) multiplied (2) where:

(1)	Is the applicable MAW Percentage, as shown in the Contract Schedule, based on the age of the youngest Active Spouse (or, if there is only one Active Spouse, based on that spouse’s age) as of such day; and
(2)	Is the MGWB Base.

At any time after the day the Rider is placed in Lifetime Guaranteed Withdrawal Status, the MAW will be recalculated at the time of any Excess Withdrawal or reset as described in the “Excess Withdrawals”
and “MGWB Reset” sections below.

MGWB Reset
On each Reset Date, as shown in the Contract Schedule, we will recalculate the MGWB Base equal to the greater of (1) or (2) where:

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(1)	Is the then current Accumulation Value, excluding any Credits applied within the prior 36 months, if applicable; and
(2)	Is the current MGWB Base.

After the MGWB Base is recalculated, as set forth above, we will reset the MAW to equal (1) multiplied by (2) where:

(1)	Is the applicable MAW Percentage, as shown in the Contract Schedule, based on the age of the youngest Active Spouse (or, if there is only one Active Spouse, based on that spouse’s age) as of the date of the first Partial Withdrawal taken after the Rider Date; and
(2)	Is the recalculated MGWB Base.

Such reset is subject to the following:

(1)	No reset will be made that would reduce the MGWB Base or the MAW;
(2)	At the time of each reset, we may, at our discretion increase the MGWB Charge to equal the charge then in effect for new Riders issued. However, the MGWB Charge will never exceed the Maximum MGWB Charge shown in the Contract Schedule. We also guarantee that the MGWB Charge will not increase for any reset occurring during the Reset Charge Lock Period shown in the Contract Schedule.
(3)	We will provide notice to you not less than 30 days in advance of any reset which would result in an increase to the MGWB Charge. You may decline any such reset by providing written notice to us within 30 days of the date of our notice to you. However, if you decline any such reset, such action will terminate the reset feature of this Rider and no future resets will be applied.

Lifetime Income Annuity Option
If this Rider is in Lifetime Guaranteed Withdrawal Status on the Annuity Commencement Date, you
must choose one of the Annuity Options set forth in the Contract under which to begin receiving the
Annuity Payments or elect to receive lifetime income payments in lieu of any other Annuity Options available under the Contract (the “Lifetime Income Annuity Option”). If you choose one of the Annuity
Options under the Contract, the amount of the Annuity Payments and any conditions imposed will be those listed in the Contract.

If the Lifetime Income Annuity Option is chosen for the life of two Active Spouses, payments are made to the person named in equal payments for as long as either Active Spouse is living. If the Lifetime Income
Annuity Option is chosen for the life of only one Active Spouse, payments are made to the person named in equal payments for as long as the Active Spouse on whose life the option is based is living. The amount of such payments are based on the sex and age of the Active Spouse(s) on whose lives the payments are based, on the Annuity Commencement Date. Upon the death of the last Active Spouse on whose life the payments are based, all payments cease.

Tables of minimum payment factors (“Lifetime Income Annuity Factors”) under the Lifetime Income
Annuity Option, for a single life and for joint lives, are shown below. Actual payments under the Lifetime
Income Annuity Option will never be less than the greater of those derived from the Lifetime Income
Annuity Factors in this Rider and those based on the MAW for the same frequency, as of the Annuity
Commencement Date.

Lifetime Income Annuity Factors
Annual Lifetime Income Annuity Factors for each $1,000 applied under this option calculated using the
Annuity 2000 Mortality Table and 1.5% interest per annum for certain ages are shown below. Lifetime
Income Annuity Factors for other ages, or for joint lives with different ages, are available upon request.

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Table of Income for a Single Life			Table of Income for Joint Lives
Age	Male	Female	Age	Income
55	$42.76	$39.32	Male 55, Female 55	$35.17
60	48.67	44.38	Male 60, Female 60	39.12
65	56.69	51.17	Male 65, Female 65	44.35
70	67.66	60.56	Male 70, Female 70	51.44
75	82.56	74.05	Male 75, Female 75	61.27
80	103.05	93.68	Male 80, Female 80	75.10
85	130.96	122.27	Male 85, Female 85	94.56
90	167.97	161.66	Male 90, Female 90	121.03

Automatic Periodic Benefit Status
If the Accumulation Value is reduced to zero (other than by an Excess Withdrawal) while the Rider is in
Guaranteed Withdrawal Status and an MGWB Base remains, the Rider will be placed in Automatic
Periodic Benefit Status and the MGWB Periodic Payments will become payable. When the Rider enters
Automatic Periodic Benefit Status, the Contract is modified as follows:

(1)	The Contract will provide no further benefits other than as provided in this Rider;
(2)	No Additional Premiums will be accepted; and
(3)	Any other Riders attached to the Contract shall terminate unless specified otherwise in the Rider.

When this Rider is in Automatic Periodic Benefit Status, if the MAW exceeds the net Partial
Withdrawals for that Contract Year, including the Partial Withdrawal that caused the Rider to enter
Automatic Periodic Benefit Status, the excess of the MAW over such net Partial Withdrawals will be paid immediately to the Owner. If at the time this Rider enters Automatic Periodic Benefit Status you are receiving systematic Partial Withdrawals, the systematic Partial Withdrawals will continue until the remaining MAW for the Contract Year has been reached.

While this Rider is in Automatic Periodic Benefit Status, the MGWB Periodic Payment is an annual amount equal to the MAW in effect on the date the Rider enters Automatic Periodic Benefit Status.
MGWB Periodic Payments will begin on the last day of the first full Contract Year following the date the
Rider enters Automatic Periodic Benefit Status. After this Rider enters Automatic Periodic Benefit
Status, MGWB Periodic Payments will continue to be paid annually until the Contract and this Rider terminates at the sooner of:

(1)	The date the MGWB Base is reduced to zero; or
(2)	The death of the Owner.

If at the time this Rider enters Automatic Periodic Benefit Status, you are receiving systematic Partial
Withdrawals more frequently than annually, the MGWB Periodic Payments will be made at the same frequency in equal amounts such that the sum of the payments in each Contract Year will equal the annual MGWB Periodic Payment. Such MGWB Periodic Payments will occur on the same dates as the original systematic Partial Withdrawals would have occurred, rather than the last day of the first full
Contract Year following the date the Rider enters Automatic Periodic Benefit Status. If, at any time, the
MAW exceeds the MGWB Base, the last MGWB Periodic Payment will equal the remaining MGWB Base.

If the Annuity Commencement Date is reached while the Rider is in Automatic Periodic Benefit Status, the MGWB Periodic Payments continue and the Rider remains in Automatic Periodic Benefit Status until the MGWB Base is reduced to zero.

Lifetime Automatic Periodic Benefit Status
If the Accumulation Value is reduced to zero (other than by an Excess Withdrawal) while the Rider is in
Lifetime Guaranteed Withdrawal Status, the Rider will be placed in Lifetime Automatic Periodic Benefit
Status and the MGWB Periodic Payments will become payable. When the Rider enters Lifetime
Automatic Periodic Benefit Status, the Contract is modified as follows:

(1)	The Contract will provide no further benefits other than as provided in this Rider;
(2)	No Additional Premium~~s~~ will be accepted; and
(3)	Any other Riders attached to the Contract shall terminate unless specified otherwise in the Rider.

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When this Rider is in Lifetime Automatic Periodic Benefit Status, if the MAW exceeds the net Partial
Withdrawals for that Contract Year, including the Partial Withdrawal that caused the Rider to enter
Lifetime Automatic Periodic Benefit Status, the excess of the MAW over such net Partial Withdrawals will be paid immediately to the Owner. If at the time this Rider enters Lifetime Automatic Periodic
Benefit Status you are receiving systematic Partial Withdrawals, the systematic Partial Withdrawals will continue until the remaining MAW for the Contract Year has been reached. After this Rider enters
Lifetime Automatic Periodic Benefit Status, the Contract and this Rider will terminate when the last
Active Spouse dies.

While in Lifetime Automatic Periodic Benefit Status, the MGWB Periodic Payment is an annual amount equal to the MAW in effect on the date the Rider enters Lifetime Automatic Periodic Benefit Status.
MGWB Periodic Payments will begin on the last day of the first full Contract Year following the date the
Rider enters Lifetime Automatic Periodic Benefit Status and will continue to be paid annually thereafter until the death of the last Active Spouse. However, if at the time this Rider enters Lifetime Automatic
Periodic Benefit Status, you are receiving systematic Partial Withdrawals more frequently than annually, the MGWB Periodic Payments will be made at the same frequency in equal amounts such that the sum of the payments in each Contract Year will equal the annual MGWB Periodic Payment. Such
MGWB Periodic Payments will occur on the same dates as the original systematic Partial Withdrawals would have occurred, rather than the last day of the first full Contract Year following the date the Rider enters Lifetime Automatic Periodic Benefit Status. If MGWB Periodic Payments are disbursed after the date of death of the last Active Spouse, but before we are notified of such death, we reserve the right to recover, and you agree to repay to us, such MGWB Periodic Payments.

If the Annuity Commencement Date is reached while the Rider is in Lifetime Automatic Periodic Benefit
Status, the MGWB Periodic Payments continue and the Rider remains in Lifetime Automatic Periodic
Benefit Status until the date of death of the last Active Spouse.

Excess Withdrawals
Total Partial Withdrawals in any Contract Year not exceeding the then current MAW will not impact the
MAW. However, an Excess Withdrawal will immediately reduce the MAW and MGWB Base on a pro-
rata basis. The proportion of any such pro-rata reduction will equal:

A

{B – (C – A)}

Where: A is the amount of the Excess Withdrawal; B is the Accumulation Value immediately prior to the withdrawal; and C is the total amount of the current Partial Withdrawal. This means the MAW and
MGWB Base are reduced by the same percentage that the Accumulation Value is reduced by the Excess
Withdrawal, rather than by the dollar amount of the Excess Withdrawal.

Pro-rata Partial Withdrawal adjustments may be greater or less than dollar-for-dollar Partial
Withdrawal adjustments and may therefore reduce the MAW and MGWB Base more or less quickly. Pro-
rata Partial Withdrawal adjustments will be greater or less than dollar-for-dollar Partial Withdrawal adjustments if the Accumulation Value prior to the Partial Withdrawal is less or greater than the MGWB
Base.

We will assess any applicable Surrender Charges or recapture of Credits on withdrawals taken less than or equal to the MAW for the Contract Year.

For the purpose of determining whether the MAW has been exceeded, any applicable Surrender Charges or recapture of Credits will not be applied to the Partial Withdrawal. However, for the purpose of determining the pro-rata reduction after an Excess Withdrawal, any applicable Surrender Charges and recapture of Credits are considered part of the Partial Withdrawal.

In no case, however, while this Rider is in Guaranteed Withdrawal Status, will the MAW be reduced to less than $100.

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If the Contract is required to satisfy the required minimum distribution rules of the Internal Revenue
Code of 1986, as amended, Partial Withdrawals taken from this Contract to satisfy such rules (the
“RMD”) that exceed the MAW for a specific Contract Year, will not be deemed Excess Withdrawals in that Contract Year, subject to the following:

(1)	If the Owner’s RMD for any calendar year, applicable to this Contract, is greater than the MAW, an Additional Withdrawal Amount (“AWA”) will be set equal to the portion of the RMD that exceeds the MAW. Otherwise, the AWA for that calendar year will be set equal to zero.
(2)	Any withdrawals taken during the then current Contract Year will count first against the MAW for that Contract Year.
(3)	The amounts withdrawn in excess of the MAW will count first against any unused AWA calculated for the previous calendar year followed by any unused AWA calculated for the current calendar year. These withdrawals are not considered Excess Withdrawals.
(4)	Any unused AWA will be set to zero at the end of the second calendar year from which it is originally calculated.
(5)	Withdrawals in excess of the MAW and unused accumulated AWA in the Contract will reduce the MGWB Base on a pro-rata basis which will result in a recalculation of the MAW, as described above.

If an Owner dies after beginning to receive RMDs, an AWA will continue to be calculated for any withdrawals that continue to the Beneficiary. If the Owner dies before beginning receipt of RMDs and withdrawals are paid to the Beneficiary based on the life expectancy of such Beneficiary, an AWA will not be calculated for the difference between the MAW and any such life expectancy withdrawals. Under no circumstances will an AWA be calculated for payments under a Contract that is not required to take an
RMD.

Unless specifically stated otherwise in this Rider, any provisions in the Contract establishing required minimum value remaining after a Partial Withdrawal are superseded and replaced by the provisions of this Rider.

MGWB REBALANCING

If, on any MGWB Rebalancing Date (as defined below) the Accumulation Value in Fixed Allocation Funds is less than the Minimum Fixed Allocation Fund Percentage, as shown in the Contract Schedule, of the total Accumulation Value in Non-Accepted Funds, we will automatically rebalance the Accumulation
Value allocated to Non-Accepted Funds to restore the Minimum Fixed Allocation Fund Percentage requirement.

MGWB Rebalancing Dates are defined as the following:

(1)	Each Automatic MGWB Rebalancing Date as defined in the Contract Schedule;
(2)	The day any Additional Premiums are allocated among Fixed Allocation Funds or Other Funds;
(3)	The day any transfer/reallocation among Fixed Allocation Funds or Other Funds occurs, whether automatic or specifically directed by you; and
(4)	The day of any Partial Withdrawal from Fixed Allocation Funds or Other Funds, other than withdrawals made for the purpose of paying Rider charges or as requested by the Owner for the payment of Investment Advisory Fees.

Such rebalancing will occur, pro-rata, among Non-Accepted Funds and will be the last transaction processed on that date. No rebalancing will occur if you are entirely invested in Accepted Funds.

We may, at our discretion, reduce the Minimum Fixed Allocation Fund Percentage, or eliminate this requirement entirely, upon not less than 30-days prior notice to you. If any such change is made, rebalancing will occur on subsequent MGWB Rebalancing Dates, as necessary, to restore the new
Minimum Fixed Allocation Fund Percentage requirement, if applicable.

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MGWB CHARGE

The MGWB Charge is deducted on each quarterly Contract Anniversary, in arrears, from the
Accumulation Value in the Variable Separate Account Divisions, in the same proportion that the total
Accumulation Value in each Division bears to the total Accumulation Value in the Variable Separate
Account. The MGWB Charge on the Rider Date is stated in the Contract Schedule. Subject to our right to increase the charge only if the Rider is changed from Guaranteed Withdrawal Status to Lifetime
Guaranteed Withdrawal Status or at the time of any reset described in the “MGWB Reset” section, charges for this rider will not exceed the MGWB Charge in effect on the Rider Date.

If the Contract to which this Rider is attached is terminated by surrender, cancellation or application of the Accumulation Value to an Annuity Option, the MGWB Charge for that portion of the current quarter completed will be deducted from the Accumulation Value prior to termination of the Contract.

The MGWB Charge for this Rider will continue to be assessed so long as this Rider is in effect, unless the
Rider enters Automatic Periodic Benefit Status or Lifetime Automatic Periodic Benefit Status.

CHANGE OF BENEFICIARY OR DEATH OR CHANGE OF OWNER

Change of Beneficiary
You may change a designated Beneficiary at any time. However, you must provide us notice at our
Customer Service Center in a form satisfactory to us. If an Active Spouse who is not also a joint Owner is removed as the sole primary Beneficiary, the change will result in such Active Spouse no longer being classified as an Active Spouse. In such a case, this Rider will continue until the death of the remaining
Active Spouse or otherwise pursuant to its terms.

Death of Owner
Upon death of an Owner, the deceased Owner’s surviving spouse may continue the Contract as his or her own, as provided in the Contract. If the surviving spouse elects to continue the Contract, this Rider also continues, provided that both of the following conditions are met:

(1)	The surviving spouse is an Active Spouse; and
(2)	The surviving spouse becomes the Annuitant and sole Owner.

There will be no interruption of Rider benefits or charges when the preceding conditions are met and spousal continuation of this Rider occurs, subject to the rules below.

If this Rider is in the Growth Phase at the time of spousal continuation meeting the preceding conditions, the Rider will continue in the Growth Phase. If the Rider is in Guaranteed Withdrawal Status at the
time of spousal continuation meeting the preceding conditions and the quarterly contract anniversary on or after the remaining Active Spouse’s 65th birthday has not been reached, the Rider continues in
Guaranteed Withdrawal Status. If the Rider is in Guaranteed Withdrawal Status at the time of spousal continuation meeting the preceding conditions and the quarterly contract anniversary on or after the remaining Active Spouse’s 65th birthday has been reached, the Rider changes to Lifetime Guaranteed
Withdrawal Status.

If this Rider is in the Growth Phase, Guaranteed Withdrawal Status or Lifetime Guaranteed Withdrawal
Status at the time of spousal continuation meeting the preceding conditions, on the date that the
Accumulation Value is increased to include the applicable Death Benefit under the Contract, the MGWB
Base will be recalculated to equal the greater of (1) or (2) where:

(1)	Is the then current Accumulation Value; and
(2)	Is the current MGWB Base.

If this Rider is in the Guaranteed Withdrawal Status or Lifetime Guaranteed Withdrawal Status at the
time of spousal continuation meeting the preceding conditions, after the MGWB Base is recalculated, as set forth above, we will recalculate the MAW to equal (1) multiplied by (2) where:

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(1)	Is the applicable MAW Percentage, as shown in the Contract Schedule, based on the age of the youngest Active Spouse (or, if there is only one Active Spouse, based on that spouse’s age) as of the date of the first Partial Withdrawal taken after the Rider Date; and
(2)	Is the recalculated MGWB Base.

However, we will not recalculate the MAW at this time if such recalculation would result in a reduction of the MAW.

If the Rider is in Automatic Periodic Benefit Status upon death of an Owner, we will pay the remaining
MGWB Base in a lump sum to the Beneficiary and the Contract and Rider will terminate. If the Rider is in Lifetime Automatic Periodic Benefit Status at the time of spousal continuation meeting the preceding conditions, this Rider will terminate upon the date of death of the last Active Spouse.

Regardless of the status, this Rider will terminate upon the date of death of an Owner if spousal continuation is not possible. If spousal continuation is possible, but the surviving spouse chooses not to continue the Contract, this Rider will terminate when we receive notice at our Customer Service Center, in a form satisfactory to us, that an alternate distribution option has been chosen.

This Rider will terminate upon the date of death of the last Active Spouse.

Change of Owner
Except for the following specifically allowed transactions, any change in Ownership will cause this Rider to terminate and no benefits under this Rider will thereafter be payable:

(1)	A change of ownership to an Active Spouse pursuant to spousal continuation as set forth in the “Death of Owner” section above;
(2)	A change of ownership from one custodian to another custodian for the benefit of the same individual;
(3)	A change of ownership from a custodian for the benefit of an individual to the same individual;
(4)	A change of ownership from an individual to custodian for the benefit of the same individual;
(5)	Collateral assignments;
(6)	Addition of an Active Spouse as a joint Owner;
(7)	Removal of an Active Spouse from joint ownership; and
(8)	A change of ownership in which the Owner becomes the sole primary Beneficiary and the sole primary Beneficiary becomes the Owner, where both parties are Active Spouses.

Note that (3), and (7) above may result in an Active Spouse losing status as an Active Spouse, as detailed in the above sections.

MISSTATEMENT OF AGE, SEX, OR MARITAL STATUS

If the age, sex, or marital status used in determining any benefits provided by this Rider have been misstated, the amounts payable or benefits provided will be those that this Rider would have provided at the correct age, sex, or marital status. We reserve the right to recover, and you agree to repay to us, the amounts overpaid. We also reserve the right, alternatively, to recoup the amounts overpaid by reducing the MAW, future MGWB Periodic Payments, future payments under the Lifetime Income Annuity
Option, or future Annuity Payments under an Annuity Option.

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RIDER TERMINATION

This Rider may not be cancelled unless the Contract is surrendered or otherwise terminated, other than as described in the “Guaranteed Withdrawal Status”, Lifetime Guaranteed Withdrawal Status”,
“Automatic Periodic Benefit Status”, “Lifetime Automatic Periodic Benefit Status”, “Death of Owner”, or
“Change of Owner” sections.

This Rider has no surrender value or other non-forfeiture benefits upon termination.

Signed;	/s/ Joy M. Benner
Secretary

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